Exhibit 10.10
D.R. HORTON, INC.
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 2
D.R. Horton, Inc. established, on January 1, 1994, the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2 (the “Plan”), a supplemental retirement plan for certain of its key management or highly compensated employees pursuant to which it makes Employer allocations of benefits for retirement.
The Plan hereby is amended and restated, effective January 1, 2005, as to amounts earned on and after January 1, 2005, and is intended as good faith compliance with the American Jobs Creation Act of 2004 in respect of such amounts. Plan provisions in effect prior to this amendment and restatement shall continue to govern amounts earned up to and including December 31, 2004.
ARTICLE I
GENERAL

Section 1.1	Effective Date. This Plan was originally effective as of January 1, 1994. This amendment and restatement of the Plan shall be effective as of January 1, 2005, as to amounts earned on and after such date. Plan provisions in effect prior to this amendment and restatement shall continue to govern amounts earned up to and including December 31, 2004.

Section 1.2	Purpose. The purpose of the Plan is to protect Participants against contingencies that interrupt or impair their earning power and to assure that funds will be available for such Participants upon retirement, death or disability.
ARTICLE II
DEFINITIONS AND USAGE

Section 2.1	Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth unless the context plainly requires a different meaning:
(a)	“Account” means the account established on behalf of the Participant as described in Section 4.2

(b)	“Administrative Committee” means the committee appointed by the Board to administer the Plan.

(c)	“Agreement” means an agreement for Supplemental Retirement Benefits between the Employer and a Participant in accordance with Section 3.3.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means any matter that constitutes a violation of the standard of employee conduct set forth in the Company’s Employee Manual as in effect on the date of such termination.

(f)	“Change in Control” means:
(i)	With respect to amounts that were both earned and vested as of December 31, 2004, and any earnings attributable thereto, the occurrence of any of the following events:
(1)	A merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;

(2)	The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;

(3)	There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company (“Voting Securities”) (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report)); or

(4)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.

(ii)	With respect to amounts that are earned and/or become vested on or after January 1, 2005, and any earnings attributable thereto, the occurrence of any of the following events:
(1)	A merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, at least 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as defined above) immediately prior to such merger, consolidation or reorganization;

(2)	The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company, in each case, subject to the requirements of Section 409A of the Code and any regulations or other guidance issued thereunder;

(3)	There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act of 1934 disclosing that any person or group has acquired, either in one transaction or in a series of transactions over a 12-month period ending on the date of the most recent acquisition, the beneficial ownership of securities representing more than 35% of the combined voting power of the then-outstanding Voting Securities (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report));

(4)	There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act of 1934 disclosing that any person or group has become the beneficial owner of securities representing 50% or more of the combined voting power of the then-outstanding Voting Securities (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report));.
Notwithstanding the provisions set forth above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan solely because (i) the Company, (ii) any Affiliate, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of Voting Securities, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership. For purposes of calculating beneficial ownership pursuant to this subsection, any Voting Securities held by Donald R. Horton as of the date hereof or received by Donald R. Horton in connection with any merger involving the Company and any affiliate of the Company shall not be included in the calculation of beneficial ownership.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Company” means D.R. Horton, Inc., a Delaware corporation, and any successor thereto.

(i)	“Compensation” means an employee’s Salary, Incentive Compensation, and other compensation paid by the Employer for the Plan Year.

(j)	“Disabled” means that a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.

(k)	“Eligible Employee” has the meaning set forth in Section 3.1.

(l)	“Employer” means the Company and each subsidiary and affiliate which, with the Company’s permission, has adopted the Plan for the benefit of its eligible employees.

(m)	“Incentive Compensation” means such bonuses and other non periodic amounts (not including equity compensation) payable to an employee in addition to his Salary for services rendered during the Plan Year, which may be paid to the employee in the following Plan Year as determined by the Employer in accordance with its general policies and procedures and its sole discretion. Whether a payment qualifies as “Incentive Compensation” shall be determined by the Administrative Committee in its sole discretion.

(n)	“Participant” means an Eligible Employee of the Employer who is participating in the Plan in accordance with Section 3.2.

(o)	“Plan” means the D.R. Horton, Inc. Amended and Restated Supplemental Executive Retirement Plan No. 2, as set forth herein, and as it may be amended from time to time.

(p)	“Plan Year” means October 1st through September 30th.

(q)	“Salary” means the base annual compensation payable to an employee by the Employer for services rendered during a Plan Year, before reduction for amounts deferred pursuant to the Plan or to the D.R. Horton, Inc. Profit Sharing Plus Plan, or any other deferred compensation, 401(k), or cafeteria plan, which is payable in cash to the employee for services to be rendered during the Plan Year; provided that “Salary” shall exclude Incentive Compensation that may be paid by the Employer to an employee with respect to the Plan Year.

(r)	“Supplemental Retirement Benefit” means the deferred compensation benefit of a Participant as determined under Article IV.

Section 2.2	Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.
ARTICLE III
ELIGIBILITY AND PARTICIPATION

Section 3.1	Eligibility. An “Eligible Employee” is an employee of the Employer who has been chosen by the Administrative Committee, in the exercise of its sole discretion, to be permitted to participate in the Plan; provided that at all times the Plan shall continue to qualify as an unfunded plan maintained primarily to provide deferred compensation benefits to a select group of management or highly compensated employees, within the meaning of sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 3.2	Participation. Each Eligible Employee of the Employer shall become a Participant by entering into an Agreement and by having Supplemental Retirement Benefits allocated to his Account. A Participant shall continue as such until his or her entire Supplemental Retirement Benefit has been paid.

Section 3.3	Agreement Procedure. The Employer and each employee who is eligible to participate in the Plan may execute an Agreement that provides for the amount allocated by the Employer to a Participant’s Account in accordance with Section 4.4 below, and the payment of the Participant’s Supplemental Retirement Benefit in accordance with Article V.
ARTICLE IV
SUPPLEMENTAL RETIREMENT BENEFIT

Section 4.1	Supplemental Retirement Benefit. A Participant’s Supplemental Retirement Benefit shall be equal to the total amount allocated to the Participant’s Account.

Section 4.2	Accounts. The Company shall establish and maintain, pursuant to the terms of the Plan, an Account for each Participant consisting of amounts allocated pursuant to Sections 4.3, 4.4 and 4.5 below. All amounts which are allocated to the Account shall be allocated solely for purposes of accounting and computation.

Section 4.3	Allocations. The Company shall allocate such amount under the Plan as determined under the Agreement that is in effect for each Plan Year.

Section 4.4	Earnings. A Participant’s Account shall be credited (or debited) quarterly with earnings (or losses) at a rate determined by the Company, in accordance with the procedures established by the Administrative Committee.

Section 4.5	Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Administrative Committee in the following manner:
(a)	First, a Participant’s Account shall be allocated with earnings as specified above;

(b)	Next, a Participant’s Account shall be allocated with all Company allocations provided for under the applicable Agreement.
Each Participant’s Account shall be valued as the last day of each Plan Year (or more frequently as agreed upon by the Administrative Committee), and shall be valued as of the date that a Participant receives a payment under the Plan, in accordance with the procedures established by the Administrative Committee. All allocations to a Participant’s Account shall be deemed to have been made on the applicable valuation date in the order of priority set forth in this Section 4.5.

ARTICLE V
PAYMENT OF BENEFITS

Section 5.1	Commencement of Supplemental Retirement Benefit Payments. Except as otherwise provided in this Article V, the payment of a Participant’s Supplemental Retirement Benefit shall be made (in the case of a lump sum) or shall commence (in the case of installment payments) within 60 days after the date on which the earliest of the following events occurs:
(a)	the Participant terminates service with the Employer for any reason;

(b)	the Participant’s service with the Employer is terminated by the Employer for any reason;

(c)	the Participant becomes Disabled;

(d)	the Participant dies; or

(e)	there is a Change in Control of the Company.

If a Participant dies before receiving the Supplemental Retirement Benefit, then such Supplemental Retirement Benefit shall be paid in the form of a lump sum payment to the person or persons designated under Section 5.3. Notwithstanding any other provision of this Plan to the contrary, a Participant’s right to receive any Supplemental Retirement Benefit shall terminate and be forfeited immediately upon termination of the Participant’s service with the Employer for Cause.

Section 5.2	Key Employees. Notwithstanding any other provision of this Plan to the contrary, with respect to any Participant who is a “key employee” (as such term is defined in Section 416(i) of the Code, without reference to paragraph (5) thereof), no distribution under paragraphs (a) or (b) of Section 5.1 of this Plan may be made of any amounts that are earned and/or become vested on or after January 1, 2005, and any earnings attributable thereto, earlier than six (6) months following the date of such Participant’s termination of service with the Employer; provided, however, that in the case of distributions that are to be paid in quarterly installments (as opposed to in a lump sum), any installments that would otherwise have been payable during the six-month period immediately following a Participant’s termination of service with the Employer shall be payable in lump sum on the first day of the seventh month following such termination.

Section 5.3	Designation of Beneficiary. A Participant may, by written instrument delivered to the Administrative Committee during the Participant’s lifetime, designate one or more primary and contingent beneficiaries to receive the Supplemental Retirement Benefit which may be payable hereunder following the Participant’s death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrative Committee prior to the Participant’s death shall control. Notwithstanding the foregoing, a

Participant who is married may not designate a beneficiary other than the Participant’s spouse, unless the spouse consents in writing to such alternate beneficiary designation. In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:
(a)	to the Participant’s surviving spouse; or if none;

(b)	to the Participant’s children, per stripes; or if none;

(c)	the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate.

Section 5.4	Form of Supplemental Retirement Benefit Payments.
(a)	With respect to amounts that were both earned and vested as of December 31, 2004, and any earnings attributable thereto, the Participant may elect to receive a distribution of the Participant’s Supplemental Retirement Benefit either (i) in a lump sum or (ii) in quarterly installments over a period not to exceed 5 years. Any Participant who has not made a distribution election in respect of any such amount, shall be required to do so as soon as practicable. Notwithstanding anything herein to the contrary, if a distribution election under this Section 5.4(a) is not received at least 12 months prior to the date on which a Participant’s Supplemental Retirement Benefit otherwise would be payable under Section 5.1, distribution of such Supplemental Retirement Benefit shall be made (in the case of a lump sum) or commence (in the case of installments) as of the first day of the 13th month after the Participant submits his or her distribution election.

(b)	In respect of amounts that are earned and/or become vested on or after January 1, 2005, and any earnings attributable thereto, each Participant shall make a distribution election to select distribution of his or her Supplemental Retirement Benefit either (i) in a lump sum or (ii) in quarterly installments over a period not to exceed five (5) years, provided that any such distribution election, to the extent not already made, must be made as soon as practicable. New Plan participants shall make their election pursuant to this Section 5.4(b) immediately upon becoming eligible to participate in the Plan. Notwithstanding anything herein to the contrary, if a distribution election under this Section 5.4(b) is not received at least 12 months prior to the date on which a Participant’s Supplemental Retirement Benefit otherwise would be payable under Section 5.1, distribution of such Supplemental Retirement Benefit shall be made (in the case of a lump sum) or commence (in the case of installments) as of the first day of the 13th month after the Participant submits his or her distribution election.

(c)	If a Participant elects to receive his or her distributions in the form of quarterly installments, the amount of each installment payment shall be equal to the balance remaining in the Participant’s Account multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect investment gains and losses allocated to the Participant’s Account.

(d)	A distribution election made pursuant to Section 5.4(a) or Section 5.4(b) shall remain in effect until such time as it is superceded by a new distribution election made pursuant to Section 5.4(e). If no valid distribution election is made in accordance with this Section 5.4, the Participant’s Account will be distributed in the form of a lump sum payment upon termination of employment subject to Section 5.2.

(e)	If permitted by the Administrative Committee in its discretion, a Participant may change the terms of his or her distribution election by making a new distribution election on the “Distribution Election Form” provided by the Company; provided, however, that any such new distribution election (i) must be made at least 12 months prior to the date on which the Participant’s lump sum distribution would have occurred or the date on which the Participant’s installment payments would have commenced pursuant to the Participant’s previous distribution election; (ii) will not be effective until 12 months following the date the new distribution election is made; and, with respect to amounts that are earned and/or become vested on or after January 1, 2005, and any earnings attributable thereto, (iii) must defer the first distribution the Participant otherwise would have received for a minimum of five (5) additional years. For purposes of the limitation set forth clause (iii) of this Section 5.4(e), distributions that are to be paid in quarterly installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

If the Participant’s employment terminates for any reason (including death or Disability) prior to the completion of the 12-month period referred to in (ii) above, the new distribution election shall be null and void. A Participant may not make a new distribution election (x) once distributions from the Plan have commenced or (y) if such new distribution election first would become effective at a time when distributions from the Plan have commenced. New distribution elections with respect to amounts that are earned and/or become vested on or after January 1, 2005, and any earnings attributable thereto, only may defer distributions further and are not permitted to accelerate distributions, except to the extent permitted under Section 409A of the Code without the imposition of the additional tax set forth in Section 409A(a)(1)(B) of the Code.

(f)	Each Participant’s initial distribution election and any new distribution election shall be made in writing, signed by the Participant on a Distribution Election Form provided by the Company.

(g)	Notwithstanding any distribution election made by the Participant pursuant to this Section 5.4 to receive installment payments, if the Participant dies before such installment payments commence, or while such installment payments are being made, the balance of the Participant’s Supplemental Retirement Benefit shall be paid in the form of a lump sum to the person or persons designated under Section 5.3.
ARTICLE VI
ADMINISTRATION

Section 6.1	General. Except as otherwise specifically provided in the Plan, the Administrative Committee shall be responsible for administration of the Plan.

Section 6.2	Administrative Rules. The Administrative Committee may adopt such rules of procedure as it deems desirable for the conduct of its affairs except to the extent that such rules conflict with the provisions of the Plan.

Section 6.3	Duties. The Administrative Committee shall have the following rights, power, duties, and discretionary authority:
(a)	The decision of the Administrative Committee in matters within its jurisdiction shall be final, binding and conclusive upon any person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)	The Administrative Committee shall have the complete discretionary duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of employees, Participants, and beneficiaries, and the amounts of their respective interests, to adopt, amend or waive such rules and to exercise such powers as the Administrative Committee may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrative Committee by the terms of the Plan.

(c)	The Administrative Committee shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrative Committee shall have the duty to maintain Account records of all Participants.

(d)	The Administrative Committee shall cause the .principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrative Committee.

Section 6.4	Fees. No fee or compensation shall be paid to any person for services as the Administrative Committee.
ARTICLE VII
CLAIMS PROCEDURE

Section 7.1	General. Any claim for Supplemental Retirement Benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Administrative Committee.

Section 7.2	Denials. If a claim for Supplemental Retirement Benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrative Committee within 90 days after receipt of the claim by the Administrative Committee. If special circumstances require an extension, an additional 90 day period may apply, provided that the claimant is notified of the extension before the expiration of the first 90 days.

Section 7.3	Notice. Any claimant who is denied a claim for Supplemental Retirement Benefits shall be furnished written notice setting forth:
(a)	the specific reason or reasons for the denial;

(b)	specific reference to the pertinent provision of the Plan upon which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim;

(d)	an explanation of the claim review procedure under the Plan; and

(e)	a statement of the claimant’s rights to bring a civil action under ERISA Section 502(a).

Section 7.4	Appeals Procedure. So a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:
(a)	request a review by written application to the Administrative Committee, or its designate, no later than 60 days after receipt by the claimant of written notification of denial of a claim;

(b)	review, free of charge, pertinent documents; and

(c)	submit issues and comments in writing, whether or not such information was considered in connection with the initial benefits determination.

Section 7.5	Review. A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based. Deference will not be afforded any prior benefits determination.

If the claimant’s appeal is denied in whole or in part, he will be notified in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a statement that, upon written request and free of charge, the claimant will be provided reasonable access to and copies of all documents, records and other information relevant to this claim for benefits; and (iii) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

The Plan Administrative Committee is granted complete discretion and authority to decide all claims (including any underlying factual determinations), and its decision on review will be final and binding on all parties unless overturned by a court.
ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1	Contractual Obligation. The Plan shall create an unfunded, unsecured contractual obligation on the part of the Employer to make payments from the Participants’ Accounts when due. Payment of Account balances shall be made out of the general assets of the Employer unless otherwise provided for by the Employer.

Section 8.2	Unsecured Interest. No Participant or party claiming an interest in a Participant’s Account shall have any interest whatsoever in any specific asset of the Employer. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Employer. Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to any amounts due hereunder. The Employer shall have no duty to set aside or invest any amounts credited to Participants’ Accounts under this Plan. Accounts established hereunder are solely for bookkeeping purposes and the Employer shall not be required to segregate any funds based on such Accounts.

Section 8.3	Withholding of Taxes. The Employer shall have the right to require Participants to remit to the Employer an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan (or from a Participant’s other Compensation) amounts sufficient to satisfy such withholding tax requirements. The Employer makes no representations, warranties, or assurances and assumes no responsibility as to the tax consequences of this Plan or participation herein.

Section 8.4	Amendment. The Company reserves the right to amend the Plan, from time to time, in any manner that it deems advisable, by a resolution of the Board or Administrative Committee. No amendment shall, without the Participant’s consent, affect the amount of the Participant’s Supplemental Retirement Benefit at the time the amendment becomes effective or the rights of the Participant to receive a Supplemental Retirement Benefit.

Section 8.5	Termination. The Company reserves the right to terminate the Plan or suspend contributions for any period of time and from time to time. No termination shall, without the Participant’s consent, affect the amount of the Participant’s Supplemental Retirement Benefit prior to the termination or the right of the Participant to receive a Supplemental Retirement Benefit. In addition, termination of the Plan shall not be a permitted distribution event, except to the extent permitted under Section 409A of the Code without imposition of the additional tax set forth in Section 409A(a)(1)(B) of the Code.

Section 8.6	No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance, any interest in amounts payable hereunder or any of the payments provide for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

Section 8.7	Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

Section 8.8	Governing Law. Except to the extent preempted by applicable federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Texas.

Section 8.9	No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Employer or any equity or other interest in the assets, business or affairs of the Employer. No Participant hereunder shall have a security interest in any assets of the Employer to secure the Employer’s obligations to pay any Supplemental Retirement Benefits.

Section 8.10	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 8.11	Notification of Addresses. Each Participant and each beneficiary shall file with the Administrative Committee, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrative Committee (or if no such address was filed with the Administrative Committee, then to the last post office address of the Participant or beneficiary as shown on the Company’s records) shall be binding on the participant and each beneficiary for all purposes of the Plan and neither the Administrative Committee nor the Company shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.